                                                             EXHIBIT (h)(18)(g)

                               EIGHTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                 AMERICAN GENERAL EQUITY SERVICES CORPORATION,
                              VALIC COMPANY I AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") effective as of February 1, 2008, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC"), VALIC COMPANY I (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, (the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

   WHEREAS, from time to time, the Company will offer new Variable Insurance Products that are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

   WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts.

   NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add AIG Protection Advantage VUL effective February 1, 2008.

2. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE
COMPANY,
on behalf of itself and each of its
Separate Accounts named in
Schedule B of the Agreement, as
amended from time to time.
                                         ATTEST:

By:                                      By:
       --------------------------------         -------------------------------
Name:                                    Name:
       --------------------------------         -------------------------------
Title:                                   Title:
       --------------------------------         -------------------------------

                                         (Corporate Seal)

AMERICAN GENERAL EQUITY
SERVICES CORPORATION
                                         ATTEST:

By:                                      By:
       --------------------------------         -------------------------------
Name:                                    Name:
       --------------------------------         -------------------------------
Title:                                   Title:
       --------------------------------         -------------------------------

VALIC COMPANY I
                                         ATTEST:

By:                                      By:
       --------------------------------         -------------------------------
Name:                                    Name:
       --------------------------------         -------------------------------
Title:                                   Title:
       --------------------------------         -------------------------------

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY
                                         ATTEST:

By:                                      By:
       --------------------------------         -------------------------------
Name:                                    Name:
       --------------------------------         -------------------------------
Title:                                   Title:
       --------------------------------         -------------------------------

                                  SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS**

         (AS OF FEBRUARY 1, 2008 EXCEPT AS OTHERWISE INDICATED BELOW)

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS       REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED BY SEPARATE ACCOUNT
---------------------------------       ----------------------------------------------------------------------
                                        REGISTRATION
                                           NOS.:       NAME OF CONTRACT:
                                        ------------    -----------------------------------------------------
American General Life Insurance Company  33-44744      Group and Individual Variable Annuity*
Separate Account A                       811-1491
Established: August 14, 1967

                                         33-44745      Individual Variable Annuity*
                                         811-1491

American General Life Insurance Company  333-40637     Select Reserve/SM/ Flexible Payment
Separate Account D                       811-02441     Variable and Fixed Individual Deferred Annuity*
Established: November 19, 1973

                                         33-43390      Variety Plus/SM/ Variable Annuity*
                                         811-2441

                                         333-70667     Platinum Investor(R) Variable Annuity*
                                         811-2441

                                         333-109206    Platinum Investor(R) Immediate Variable Annuity*
                                         811-2441

American General Life Insurance Company  333-102301    Equibuilder Flexible Premium Variable
Separate Account VUL                     811-05794     Life Insurance *
Established: July 22, 1987                             (Effective August 15, 2003)

American General Life Insurance Company  333-102303    Individual VA Contracts *
Separate Account VA-2                    811-01990     (Effective December 31, 2002)
Established December 31, 2002

American General Life Insurance Company  333-42567     Platinum Investor(R) I and Platinum
Separate Account VL-R                    811-08561     Investor(R) II Variable Life Insurance Policies*
Established: May 6, 1997

                                         333-53909     Legacy Plus/SM/ Variable Life Insurance Policies*
                                         811-08561

                                         333-80191     Corporate America - Variable Life Insurance Policies*
                                         811-08561

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED BY SEPARATE ACCOUNT
--------------------------------- ----------------------------------------------------------------------
                                  REGISTRATION
                                     NOS.:            NAME OF CONTRACT:
                                  ------------        --------------------------------------------

                                   333-90787          Platinum Investor(R) Survivor
                                   811-08561          Variable Life Insurance Policies*

                                   333-87307          The ONE VUL Solution
                                   811-08561          Variable Life Insurance Policies*

                                   333-89897          AG Legacy Plus
                                   811-08561          Variable Life Insurance Policies*

                                   333-43264          Platinum Investor(R) III
                                   811-08561          Variable Life Insurance Policies*

                                   333-65170          Platinum Investor(R) Survivor II
                                   811-08561          Variable Life Insurance Policies*

                                   333-82982          Platinum Investor(R) PLUS
                                   811-08561          Variable Life Insurance Policies*

                                   333-109613         Platinum Investor(R) FlexDirector
                                   811-08561          Variable Life Insurance Policies*

                                   333-118318         Platinum Investor(R) IV
                                   811-08561          Variable Life Insurance Policies*

                                   333-129552         Platinum Investor(R) VIP
                                   811-08561          Variable Life Insurance Policies*

                                   333-143072         AIG Corporate Investor
                                   811-08561          Variable Life Insurance Policies*

                                   333-144594         AIG Income Advantage VUL
                                   811-08561          Variable Life Insurance Policies*
                                                      Policy Form No. 07704

                                   333-146948         AIG Protection Advantage VUL
                                   811-08561          Variable Life Insurance Policies*
                                                      Policy Form No 07921

* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.

** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.